UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

Fennec Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

001-32295
(Commission File Number)

British Columbia	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 8, 2016, Fennec Pharmaceuticals Inc. (the “Company” or “Fennec”), entered into subscription agreements in connection with a non-brokered private placement (the “Offering”) of 2,631,579 common shares for gross proceeds of US$5,000,000. The common shares of the Company (the "Shares") were issued at a price of US$1.90 per Share. The number of outstanding Common Shares of the Company prior to giving effect to the Offering was 11,006,988. The Offering was conducted in reliance on Regulation D and Regulation S under the Securities Act of 1933, as amended (the “Act”).

The First Closing Date occurred on April 8, 2016 in respect of 1,092,828 Common Shares. Within two (2) business days of notification from the Toronto Stock Exchange (“TSX”) that a personal information form in respect of the Purchaser (the “PIF”) has been cleared, the Second Closing Date shall occur in respect of the remaining 1,538,751 Common Shares.

For Canadian securities law purposes, the securities issued in the Offering will be subject to a hold period, which will expire four months from the date of their issuance. For United States securities law purposes, the securities sold in the Offering have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. It is anticipated that the Company will use the proceeds of the Offering for general working capital purposes.

Item 3.02	Unregistered Sales of Equity Securities

See item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated April 8, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 11, 2016	Fennec Pharmaceuticals Inc.

	By:	/s/ Rostislav Raykov
Chief Executive Officer

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